Exhibit 3.102

Form C/T/L No. 6.

Certificate of Change of Name of a Company

(Persuant to Section 30 of the Companies Law Cap. 22)

I DELANO OLIVER SOLOMON, ACTING Registrar of Companies of the Cayman Islands **Do Hereby Certify** that the name of the Company duly registered as

ENSCO HOLDING COMPANY

on the 22nd day of FEBRUARY 19 88 has been changed to

ENSCO LIMITED

and that the said name ENSCO LIMITED

has been registered on the Register of Companies this 1st day of AUGUST 19 89

REGISTRAR OF COMPANIES CAYMAN ISLANDS EXEMPT

Given under my hand and Seal at George Town in the Island of Grand Cayman this 1st day of AUGUST 19 89

(SGD. D.O. SOLOMON)

ACTG. *REGISTRAR OF COMPANIES*

Cayman Islands, B.W.I.

Certified to be a true and correct copy

SIG. DELANO O. SOLOMON

DATE 1st AUGUST, 1989

<!ttrttf icatt of <!tbange of J}amt of a <ttompanp (Pursuant to Section 30 of the Companies Law Cap. 22) I, DELANO OLIVER SOLOMON, ACTING Registrar of Companies of the Cayman Islands lJBO JlJtrtbp {f[ertffp that the Company duly registered as ENSCO HOLDING COMPANY on the 22nd day of FEBRUARY 19_Jlli was by Special Resolution dated ________ _ changed to ENSCO LIMITED and that the said name ENSCO LIMITED has been registered and filed on the Register of Companies this 1st day of AUGUST Given under my hand and Seal at George Town in the Island of Grand Cayman this · 1st day AUGUST ,One Thousand Nine ·Hundred and EIGHTY-NINE;, REGISTRAR OF COMPANIES Cayman IEJ.J~nds, B. W.I.

Form C/T/L No. 6.

Certificate of Change of Name of a Company

(Persuant to Section 30 of the Companies Law Cap. 22)

I DELANO OLIVER SOLOMON, DEPUTY Registrar of Companies of the Cayman Islands **Do Hereby Certify** that the name of the Company duly registered as BLOCKER DRILLING INTERNATIONAL CO.

on the 4th day of OCTOBER 19 82 has been changed to ENSCO HOLDING COMPANY and that the said name ENSCO HOLDING COMPANY

has been registered on the Register of Companies this 22nd day of FEB. 19 88

Certified to be a true and correct copy

SIG. ....
DELANO O.SOLOMON, DEP.

DATE FEB. 22nd, 1988

REGISTRAR OF COMPANIES
EXEMPT
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 22nd *day of* FEB. *19* 88

(SGD.D.O.SOLOMON)

DEP. *REGISTRAR OF COMPANIES*

Cayman Islands, B.W.I.

Form C/T/L No. 6.

Certificate of Change of Name of a Company

(Persuant to Section 30 of the Companies Law Cap. 22)

I DELANO OLIVER SOLOMON, DEPUTY Registrar of Companies of the Cayman Islands **Do Hereby Certify** that the name of the Company duly registered as BLOCKER DRILLING INTERNATIONAL CO.

on the 4th day of OCTOBER 19 82 has been changed to ENSCO HOLDING COMPANY and that the said name ENSCO HOLDING COMPANY

has been registered on the Register of Companies this 22nd day of FEB. 19 88

REGISTRAR OF COMPANIES EXEMPT CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 22nd day of FEB 19 88

DEP. *REGISTRAR OF COMPANIES*
Cayman Islands, B.W.I.

CTL 3a

Certificate of Incorporation

I, GILBERT CLEVELAND CONNOLLY, DEPUTY Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law Cap. 22 that all the requisitions of the said Law in respect of registration were complied with by BLOCKER INTERNATIONAL CONSTRUCTION COMPANY an Exempted Company formed in the Cayman Islands on the 22nd day of JAN. One Thousand Nine Hundred and Eighty TWO. This Company was registered on the 27th day of JAN. 198 2

I, DELAND O. SOLOMON, DEP. Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY that this is a true copy of the Certificate of Incorporation of the Company.

Dated this 8th day of DECEMBER 19 82

DEP. Registrar of Companies.

REGISTRAR OF COMPANIES
EXEMPT
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 27th day of JAN. One Thousand Nine Hundred and Eighty TWO

(SGD. G.C. CONNOLLY)

DEP. Registrar of Companies
Cayman Islands B.W.I.

Form C/T/L No. 6.

Certificate of Change of Name of a Company

(Persuant to Section 30 of the Companies Law Cap. 22)

I WOODWARD LEEMON TERRY Registrar of Companies of the Cayman Islands **Do Hereby Certify** that the name of the Company duly registered as BLOCKER INTERNATIONAL CONSTRUCTION COMPANY on the 27th day of JANUARY 19 82 has been changed to BLOCKER DRILLING INTERNATIONAL CO.

and that the said name BLOCKER DRILLING INTERNATIONAL CO. has been registered on the Register of Companies this 4th day of OCTOBER 19 82

Given under my hand and Seal at George Town in the Island of Grand Cayman this 4th day of OCTOBER 19 82

(SGD. W.L. TERRY)
REGISTRAR OF COMPANIES
Cayman Islands, B.W.I.

REGISTRAR OF COMPANIES
EXEMPT
CAYMAN ISLANDS

Certified to be a true and correct copy

SIG. ....
Deputy Registrar of Companies

DATE 8th December, 1982.

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Form C/T/L No. 6.

Certificate of Change of Name of a Company

(Persuant to Section 30 of the Companies Law Cap. 22)

I WOODWARD LEEMON TERRY Registrar of Companies of the Cayman Islands **Do Hereby Certify** that the name of the Company duly registered as BLOCKER INTERNATIONAL CONSTRUCTION COMPANY on the 27th day of JANUARY 19 82 has been changed to BLOCKER DRILLING INTERNATIONAL CO.

and that the said name BLOCKER DRILLING INTERNATIONAL CO.

has been registered on the Register of Companies this 4th day of OCTOBER 19 82

REGISTRAR OF COMPANIES
EXEMPT
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 4th day of OCTOBER 19 82

(SGD. W.L. TERRY)
REGISTRAR OF COMPANIES
Cayman Islands, B.W.I.

Certified to be a true and correct copy

S...

4th October, 1982.
DATE...

•:-:-~ ... ·. .~;;;~.. ,. ~.;.~. - . . ~.-~~ ' &· --~~.-.;~ .. ~~ ·1;1 ~'¥.,!W,,";.; Jt.?"·..-~~&111.~-~.;'-;~--~- ~ i/: ~.-.. ~~~--~ '.~;J:tt i~'J. \t:~tµ>*;t J.\\ve,f '11¾,i,~\'I\ i\Vf/11.J. 'W1JitJfi' ,i~i ·. <:::i~·' :r·i i ;·'.:•1::;,:,;~.\v: :.:~ ,# .. ;,:,:'Ii·!•.':\'.•.\ ,..,..er~¼~·. ~q,111,,;./l.\\V.· -•-. ..b,~.,:;~. -~1'.'.'t~~•~~~-~~-.~~i~·:0'.·~-~.---~ ... ~ Cllert if irate of ~ncorporation /, GILBERT CLEVELAND CONNOLLY Deputy Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law Cap. 22 that all the requisitions of the said Law in respect of registration were complied with by BLOCKER INTERNATIONAL CONSTRUCTION COMPANY __ an Exempted Company formed in the Cayman Islands on the 22nd day of JAN. One Thousand Nine Hundred and Eighty TWO~ This Company was registered on the 27th day of JAN • 198_2~--- /, GILBERT C. CONNOLLY Dep., Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY that this is a true copy of the Certificat of Incorporation of the Company. Dated this 27th JANUARY Dep. Given under my ltand and Seal at George Town in the lsla11d of Grand Cayman this 27th day of JAN. , One 11w11sa11d Nine Hundred and Eighty TWO. (SGD) • G .C. CONNOLLY Registrar of Companies Cayman lsla11tls B. WI.

CAYMAN ISLANDS

THE TAX CONCESSIONS LAW (REVISED)
UNDERTAKING AS TO TAX CONCESSIONS

TO Blocker International Construction Company

An undertaking is hereby given to you in accordance with Section 6 of the Tax Concessions Law, (Revised)

(1) That no law which is hereafter enacted in the Islands imposing any tax to to be levied on profits or income or gains or appreciations shall apply to

Blocker International Construction Company

(2) That the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other obligations of

Blocker International Construction Company

(3) That the foregoing undertaking shall be for a period of Twenty (20) years from that date of the Executive Council's decision in this matter namely

23rd February, 1982

This Undertaking is subject to there being no alteration to the Memorandum of Association of the above-named Company (other than an alteration changing the name, registered office or authorised capital of the said Company) without the prior approval of the Governor-in-Council and may be revoked in the event of there being any such unapproved alteration.

Dated this 25th day of February 19 82

Peter Lloyd

Governor in Council

• 2 GILBERT C. CONNOLLY 27th JAN. TWO. JANUARY (SGD). G.C. CONNOLLY Dep.